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                       KILPATRICK & CODY
                     1100 PEACHTREE STREET
                          SUITE 2800
                  ATLANTA, GEORGIA 30309-4530

                          May 3, 1996


404 815-6500


Apple South, Inc.
Hancock at Washington
Madison, Georgia 30650

    Re: Registration Statement on Form S-3
        File No. 333-02958

Ladies and Gentlemen:

    We have acted as counsel for Apple South, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3, File No. 333-02958 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed issuance and sale from time to time of up to an aggregate principal amount of $200,000,000 of the Company's debt securities ("Debt Securities"). The Debt Securities are to be issued by the Company from time to time under the terms of an Indenture between the Company and SunTrust Bank, Atlanta, in the form attached as an exhibit to the Registration Statement (the "Indenture"). Capitalized terms used by not defined herein shall have the meanings set forth in the Registration Statement.

    This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction with the Accord. Nothwithstanding anything in the Accord to the contrary, the Accord shall not be deemed to limit or otherwise qualify any of the express qualifications, exceptions and limitations that are set forth herein, each of which shall be cumulative of the Accord.



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Apple South, Inc.
May 3, 1996
Page 2



    In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement,
(b) the Articles of Incorporation of the Company, (c) the By-laws, of the Company, (d) the minutes of meetings of the Board of Directors of the Company, (e) form of the Indenture for the Debt Securities, (f) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of SunTrust Bank, Atlanta, relating to the Indenture, and (g) form of the Debt Securities as included as an exhibit to the Registration Statement.

    In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

    The opinions set forth below are limited to the laws of the State of Georgia and the federal laws of the United States of America. We are not members of the state bar of New York, and we are not experts on the laws of such state.

    Further, we note that the Debt Securities are to be governed by the laws of the State of New York. For purposes of this letter, we have assumed with your consent that the Debt Securities will be governed by the laws of the State of Georgia (without giving effect to its conflicts of laws principles). We express no opinion on what laws will actually govern the Debt Securities.

    Based upon and subject to the foregoing, it is our opinion that when the Indenture has been duly executed and delivered by the Company and the Trustee and when the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for, the Debt Securities will be legally issued and will be binding obligations of the Company.

    The General Qualifications apply to the opinions set forth above.



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Apple South, Inc.
May 3, 1996
Page 3


    We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            KILPATRICK & CODY


                                            By: /s/ LARRY D. LEDBETTER
                                               --------------------------------
                                               Larry D. Ledbetter, a Partner